UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 15, 2014, a wholly-owned indirect subsidiary of Cadus Corporation (the “Company”), MB 2013, LLC, as buyer, became obligated, pursuant to a contract entered into as of December 19, 2013, as amended, to purchase a residential property from the property’s individual owners in Florida, for a purchase price of $3,450,000, with the closing to take place on or before February 4, 2014. Following the closing, the Company will file an additional current report on Form 8-K.

Item 8.01    Other Events.

The Company has been seeking to use all or a portion of its available cash, and where appropriate, seek additional debt or equity financing, to acquire or invest in one or more companies or other assets. Although the Company has identified the real estate opportunity described below, it will continue to consider other acquisitions or investments. The Company believes that there may be opportunities to profit from purchasing land and residential homes in areas of the United States where there may be population gains and increases in real estate value. In that connection, beginning in the fourth quarter of 2013, Cadus’ Board of Directors began to explore such opportunities in Florida and determined that the Company enter into a new line of business and seek to purchase individual homes or individual residential lots for purposes of renovation or construction and resale. Depending on the availability of transactions acceptable to the Company, all or a portion of the Company’s available cash may be utilized in the Company’s new line of business, and the Company may seek debt or equity financing. However, as stated above, the Company will continue to consider other acquisitions or investments in various industries. The Company may also continue to maintain and seek to license or sell its drug discovery technologies, but this will no longer be a focus of the Company’s business plan.

In connection with its new line of business, the Company, through an indirect wholly-owned subsidiary, is currently party to four contracts entered into in the ordinary course to purchase existing residential homes in Florida. The Company’s subsidiary has the right to terminate each of these contracts in its sole discretion during an inspection period before the particular contract becomes binding upon the subsidiary. On January 15, 2014, the inspection period expired on one of these contracts without termination by the Company’s subsidiary and, as a result, this contract is now binding upon the subsidiary as disclosed in item 1.01 above, which item 1.01 is incorporated herein by reference. The Company’s subsidiary or subsidiaries intend to continue to enter into similar contracts in the ordinary course.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2014	Cadus Corporation

	By:	/s/ David Blitz
Name: David Blitz, President